UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 8, 2013

Genesee & Wyoming Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 West Avenue, Darien, Connecticut	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On November 8, 2013 a train operated by a subsidiary of Genesee & Wyoming Inc., Alabama & Gulf Coast Railway LLC, (“AGR”) derailed in the vicinity of Aliceville, Alabama, at approximately 12:55am EST. There were no injuries, and no ongoing evacuations were necessary.

The extent of the damage from the derailment has yet to be determined and the cause of the derailment is under investigation. Emergency responders, including environmental experts, are currently on site and cleanup and restoration of rail service are underway. While the extent of the damage is still being assessed, Genesee & Wyoming Inc. expects that the repairs will require approximately seven to ten days from commencement to complete.

Genesee & Wyoming Inc. expects the costs to repair the rail line, costs to remedy any environmental contamination and compensate AGR for the interruption to its business will be covered by insurance, subject to self-insured retentions totaling $2.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESEE & WYOMING INC.

Date:	November 12, 2013	By:	/s/ Allison M. Fergus
			Name:	Allison M. Fergus
			Title:	General Counsel & Secretary

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